UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 31, 2025
KONTOOR BRANDS, INC.

(Exact name of registrant as specified in charter)

North Carolina	001-38854	83-2680248
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
400 N. Elm Street
Greensboro, North Carolina 27401
(Address of principal executive offices)
(336) 332-3400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, no par value	KTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed on July 29, 2025, Thomas E. Waldron stepped down from his role as Executive Vice President and Chief Operating Officer of Kontoor Brands, Inc. (the “Company”). Mr. Waldron will remain employed by the Company in a non-executive officer capacity through September 30, 2025 (the “Separation Date”), in order to help assure an orderly transition of responsibilities. On August 31, 2025, the Company entered into a Separation Agreement (the “Agreement”) with Mr. Waldron.

Pursuant to the Agreement, Mr. Waldron will be paid $1,350,000, which is equal to eighteen (18) months of his base salary, in biweekly payments over an eighteen-month period commencing on the Separation Date (the “Separation Period”). Mr. Waldron will be eligible to receive a pro rata share of any annual cash incentive program (the “AIP”) award earned based on actual 2025 performance factors. Any award earned would be paid out when the AIP awards are finalized in early 2026. Mr. Waldron will continue to be eligible to earn the performance-based restricted stock units granted in 2025 based on actual performance following the end of the applicable performance period and to vest in his time-based restricted stock units granted in 2025 as if his employment had not terminated. Performance-based restricted stock units and time-based restricted stock units granted prior to 2025 will be treated according to their existing terms applicable to retirement.

Mr. Waldron will also continue to be eligible for financial counseling during the Separation Period, executive physical exams for 2025 and 2026 and eighteen (18) months of outplacement assistance. After the Separation Date, if Mr. Waldron elects continued health benefits (medical, dental, vision, prescription) coverage under COBRA, Mr. Waldron will be eligible for such coverage at a reduced premium amount until (i) the date that is the end of the Severance Period, (ii) the date Mr. Waldron is no longer eligible to receive COBRA continuation coverage, or (iii) the date on which Mr. Waldron becomes eligible to receive substantially similar coverage from another employer or other source, and the Company will pay for the employer portion of providing such healthcare coverage during this period.

The Agreement also includes a release and customary covenants restricting Mr. Waldron from disclosing confidential information, from competing with the Company’s business, soliciting customers and from soliciting employees of the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement, entered into as of August 31, 2025, between Kontoor Brands, Inc. and Thomas E. Waldron.
104	Cover Page Interactive Data File - The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONTOOR BRANDS, INC.
Date: September 5, 2025	By:	/s/ Thomas L. Doerr, Jr.
	Name:	Thomas L. Doerr, Jr.
	Title:	Executive Vice President, Chief Legal Officer & Secretary